SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 8, 1999


                            PAGE AMERICA GROUP, INC.
               (Exact name of registrant as specified in charter)


    New York                        1-10682                 13-2865787
(State or other                  (Commission              (IRS Employer
 jurisdiction of                 File Number)              Identification No.)
 incorporation)


c/o Bariston Associates, Inc.
One International Place, Boston, Massachusetts                       02110
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code (617) 330-8950


 (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

          On January 8, 1999, Page America Group, Inc. (the "Company") sold in a private transaction all the shares of Series B Junior Convertible Preferred Stock of Metrocall, Inc. owned by it for a price of $15.7 million. Of the proceeds from the sale, $11.1 million was used to repay in full the Company's obligations to its bank lenders, with the balance added to the Company's cash reserves. As the result, the Company's credit agreement with its bank lenders has been terminated. The Company also entered into an amendment with its subordinated noteholders to extend its forbearance agreement with them from December 31, 1998 to March 1, 1999.

          A copy of the press release announcing the foregoing is attached hereto.

EXHIBITS

   1        Press release issued by the Company on January 11, 1999.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          PAGE AMERICA GROUP, INC.


Dated:  January 14, 1999                  By: /S/ DAVID A. BARRY
                                             -------------------------
                                              David A. Barry
                                              Chairman of the Board

                                  EXHIBIT INDEX



EXHIBIT                           DESCRIPTION                        PAGE NO.


  1                   Press release issued by the Company
                      January 11, 1999.